Exhibit 99.1

DeVry Authorizes Share Repurchase Program

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--September 4, 2012--DeVry Inc. (NYSE:DV), a global provider of educational services, announced today that its board of directors approved its eighth share repurchase program, which allows DeVry to repurchase up to $100 million of its common stock through Dec. 31, 2014. The new program will commence upon completion of the existing $100 million program.

The timing and amount of any repurchase will be determined by management and the board based on evaluation of market conditions and other factors. These repurchases may be made through the open market, including block purchases, in privately negotiated transactions, or otherwise. The repurchases will be funded through available cash balances and/or borrowings, and may be suspended or discontinued at any time.

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV, member S&P 500 Index) is a global provider of educational services and the parent organization of Advanced Academics, American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, and Ross University Schools of Medicine and Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare and technology. DeVry’s institutions serve students in secondary through postsecondary education and professionals in accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2012 and filed with the Securities and Exchange Commission on August 28, 2012.

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates, 630-353-3800
jbates@devry.com
or
Media Contact:
Larry Larsen, 312-895-4717
llarsen@sardverb.com